Exhibit 99.1

Earnings Release and
Supplemental Financial and Operating Information

For the Three and Nine Months Ended
September 30, 2015

Earnings Release and Supplemental Financial and Operating Information

Contact: Katie Reinsmidt, Senior Vice President - Investor Relations/Corporate Investments, 423.490.8301, katie.reinsmidt@cblproperties.com

CBL & ASSOCIATES PROPERTIES REPORTS
THIRD QUARTER 2015 RESULTS

•	Same-center sales per square foot increased 4.2% to $371 per square foot for the twelve months ended September 30, 2015 over the prior-year period.

•	Average gross rent per square foot for stabilized mall leases signed in the third quarter 2015 increased 11.1% over the prior gross rent per square foot.

•	FFO per diluted share, as adjusted, was $0.56 for the third quarter 2015, compared with $0.55 in the prior-year period.

•	Same-center NOI for the third quarter was flat in the Total Portfolio compared with the prior-year period.

•	Total portfolio occupancy was 92.4% as of September 30, 2015 compared with 93.7% as of September 30, 2014.
CHATTANOOGA, Tenn. (October 28, 2015) – CBL & Associates Properties, Inc. (NYSE:CBL) announced results for the third quarter ended September 30, 2015. A description of each non-GAAP financial measure and the related reconciliation to the comparable GAAP measure is located at the end of this news release.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Funds from Operations ("FFO") per diluted share	$0.56	$0.63	$1.70	$1.91
FFO, as adjusted, per diluted share (1)	$0.56	$0.55	$1.61	$1.61
(1) FFO, as adjusted, for the three months ended September 30, 2015 excludes $0.3 million of expense related to a litigation settlement. FFO, as adjusted, for the nine months ended September 30, 2015 excludes a partial litigation settlement, net of related expenses, of $1.3 million, $16.6 million gain on investment related to the sale of marketable securities and a $0.3 million gain on extinguishment of debt. FFO, as adjusted, for the three months ended September 30, 2014 excludes $16.8 million of gain on extinguishment of debt, net of non-cash default interest expense, related to the conveyance of Chapel Hill Mall to the lender. FFO, as adjusted, for the nine months ended September 30, 2014 excludes a partial litigation settlement of $0.8 million and a net gain on extinguishment of debt of $59.4 million primarily related to the foreclosure of Citadel Mall and conveyance of Chapel Hill Mall to the respective lenders.

CBL's President and Chief Executive Officer Stephen Lebovitz commented, "Recent key financing transactions, including recasting our unsecured credit facilities, entering into a new unsecured term loan and refinancing two secured loans, have substantially reduced our cost of borrowing and extended our maturity schedule.  Improving our balance sheet remains a key strategic priority for us.

                "Based on operational performance during the quarter, we are on track to achieve the mid-to-high end of our FFO guidance and the low-end of our same-center NOI range. Occupancy improved notably during the quarter as we took advantage of the strong retail demand for our malls.  While vacancies resulting from bankruptcies earlier in the year have created challenges in 2015, our releasing progress positions us well for growth in 2016 and beyond.  Strong sales growth also continued this quarter and we expect a favorable holiday season for our retailers and our properties."

1

FFO allocable to common shareholders, as adjusted, for the third quarter 2015 was $95.0 million, or $0.56 per diluted share, compared with $93.0 million, or $0.55 per diluted share, for the third quarter 2014. FFO allocable to the Operating Partnership common unitholders, as adjusted, for the third quarter 2015 was $111.3 million compared with $109.1 million for the third quarter of 2014.
Net income attributable to common shareholders for the third quarter of 2015 was $26.3 million, or $0.15 per diluted share, compared with net income of $38.1 million, or $0.22 per diluted share, for the third quarter of 2014. The decline in net income is primarily a result of the $18.3 million gain on extinguishment of debt recorded in the third quarter 2014.
Percentage change in same-center Net Operating Income ("NOI")(1):

Three Months Ended September 30, 2015
Portfolio same-center NOI	0.0%
Mall same-center NOI	(0.8)%
(1) CBL's definition of same-center NOI excludes the impact of lease termination fees and certain non-cash items of straight line rents and net amortization of acquired above and below market leases. NOI is for real estate properties and excludes the Company's subsidiary that provides maintenance, janitorial and security services.

MAJOR VARIANCES IMPACTING SAME-CENTER NOI RESULTS FOR THE QUARTER ENDED SEPTEMBER 30, 2015

•	Same-center revenues increased $2.1 million, offset by a $2.1 million increase in expenses.

•	Minimum rents increased $0.2 million during the quarter and other rents increased $0.4 million as a result of increases in sponsorship and branding revenue.

•	Percentage rents increased by $0.7 million due to positive sales growth.

•	Tenant reimbursement increased by $0.8 million, offset by a $1.8 million variance in real estate tax expense and a $0.4 million increase in maintenance and repair expense.

PORTFOLIO OPERATIONAL RESULTS

Occupancy:

	As of September 30,
	2015	2014
Portfolio occupancy	92.4%	93.7%
Mall portfolio	91.7%	93.5%
Same-center stabilized malls	91.6%	93.4%
Stabilized malls	91.6%	93.3%
Non-stabilized malls (1)	95.0%	97.4%
Associated centers	93.8%	93.7%
Community centers	96.6%	97.6%
(1) Represents occupancy for Fremaux Town Center, The Outlet Shoppes at Atlanta and The Outlet Shoppes of the Bluegrass as of September 30, 2015. Represents The Outlet Shoppes of the Bluegrass, The Outlet Shoppes at Oklahoma City and The Outlet Shoppes at Atlanta as of September 30, 2014.

2

New and Renewal Leasing Activity of Same Small Shop Space Less Than 10,000 Square Feet:

% Change in Average Gross Rent Per Square Foot
Three Months Ended September 30, 2015
Stabilized Malls	11.1%
New leases	24.9%
Renewal leases	6.1%

Same-Center Sales Per Square Foot for Mall Tenants 10,000 Square Feet or Less:

	Twelve Months Ended September 30,
	2015	2014	% Change
Stabilized mall same-center sales per square foot	$371	$356	4.2%

DEVELOPMENT
On October 15, 2015, CBL and its joint venture partner, Stirling Properties, celebrated the Grand Opening of Phase II of Fremaux Town Center in Slidell, Louisiana. This second phase adds 283,000 square feet to the existing shopping center and is anchored by Dillard’s, which joins existing anchors Dick's Sporting Goods, Kohl's, Michael's and TJMaxx. The 633,000-square-foot shopping center also features retail shops including ULTA, Victoria's Secret, LOFT, Forever 21 RED, Francesca's and Zales. Fremaux Town Center is located on more than 80 acres at the southwest corner of Interstate 10 and Fremaux Avenue in Slidell. With its interstate location, high-visibility and superior stores, Fremaux Town Center is the dominant retail destination in the market.

SHARE REPURCHASE PROGRAM
As of September 30, 2015, CBL had not repurchased any shares of common stock under its $200 million share repurchase authorization.

FINANCINGS
In October, CBL announced the extension and modification of its three credit facilities, providing total availability of $1.1 billion including one $100 million and two $500 million unsecured credit facilities. Outstanding balances on all three lines of credit will bear interest at a rate equal to LIBOR plus 120 basis points, based on the Company’s current credit ratings. The reduction in interest rate spread from the previous rate represents a 20 basis point improvement for the facilities. In addition, the annual facility fee for the aggregate $1.1 billion lines of credit was reduced by 5 basis points to 25 basis points, based on the Company's current credit ratings.

The maturity date of the first $500 million facility was extended through October 2019, with an option to extend to October 2020. The maturity date of the second $500 million facility was extended to October 2020. The maturity date of the $100 million facility was extended to October 2019, with an option to extend to October 2020.

CBL also entered into a new $350 million unsecured term loan, maturing in October 2017, with two one-year extension options for a final maturity of October 2019. The term loan bears interest at LIBOR plus 135 basis points, based on the Company’s current credit ratings.

CBL recently announced that it had completed $314.5 million of new secured non-recourse financings at a weighted average interest rate of 4.07%, representing a 178 basis point improvement compared with the interest rate borne by the maturing loans.

In October 2015, CBL entered into a new $276.0 million ($138.0 million at CBL’s share) loan secured by Oak Park Mall, its super-regional shopping center in Kansas City (Overland Park), KS, owned in a 50/50 joint venture. The new 10-year non-recourse loan bears interest at a fixed interest rate of 3.97%. Proceeds from the loan were primarily used to repay the $275.7 million maturing loan, which bore an interest rate of 5.85% and had a December 2015 maturity.

3

In September 2015, CBL entered into a new $38.5 million ($19.2 million at CBL’s share) loan secured by The Outlet Shoppes at Gettysburg, its outlet center located in Gettysburg, PA, owned in a 50/50 joint venture. The new 10-year non-recourse loan bears interest at a fixed interest rate of 4.804%. Proceeds from the loan were used to repay a $38.3 million maturing loan, which bore an interest rate of 5.87% and had a maturity date of February 2016.

Gulf Coast Town Center in Fort Myers, FL (owned in a 50/50 joint venture) was placed into receivership during the quarter. Foreclosure proceedings have commenced, and it is possible foreclosure will occur prior to year-end.

CBL is in discussions with the lender to potentially restructure the existing $27.8 million non-recourse loan secured by Hickory Point Mall in Forsyth, IL.

CBL and its prospective joint venture partner have entered into discussions with the lender to potentially restructure the existing non-recourse $171.8 million loan secured by Triangle Town Center and Triangle Town Place in Raleigh, NC (owned in a 50/50 joint venture). If successful in restructuring the loan, CBL expects to enter into a new 10/90 joint venture with the institutional partner.

OUTLOOK AND GUIDANCE
Based on its current outlook, the Company is reiterating guidance for FFO, as adjusted, in the range of $2.25 - $2.32 per diluted share. CBL anticipates achieving same-center NOI growth near the low-end of its previously issued range of 0 - 2% in 2015.
    The guidance also assumes the following:

•	$3.0 million to $4.0 million of outparcel sales;

•	Full-year G&A expense of $57- $59 million (net of litigation expense, which is excluded from adjusted FFO);

•	No additional unannounced acquisition or disposition activity;

•	No unannounced capital markets activity;

•	Year-end portfolio occupancy in the range of 92.7% - 93.2%.

	Low	High
Expected diluted earnings per common share	$0.81	$0.88
Adjust to fully converted shares from common shares	(0.12)	(0.13)
Expected earnings per diluted, fully converted common share	0.69	0.75
Add: depreciation and amortization	1.58	1.58
Less: Gain on operating properties, net of taxes	(0.06)	(0.06)
Add: Loss on impairment	0.01	0.01
Add: noncontrolling interest in earnings of Operating Partnership	0.12	0.13
Expected FFO per diluted, fully converted common share	2.34	2.41
Adjustment for gain on investment	(0.08)	(0.08)
Adjustment for litigation settlement, net of related expenses	(0.01)	(0.01)
Expected adjusted FFO per diluted, fully converted common share	$2.25	$2.32

INVESTOR CONFERENCE CALL AND WEBCAST
CBL & Associates Properties, Inc. will conduct a conference call on Thursday, October 29, 2015, at 11:00 a.m. ET.  The number to call for this interactive teleconference is (888) 317-6003 or (412) 317-6061 and entering the confirmation number, 7305997.  A replay of the conference call will be available through November 5, 2015, by dialing (877) 344-7529 or (412) 317-0088 and entering the confirmation number, 10071247. A transcript of the Company's prepared remarks will be furnished on a Form 8-K following the conference call.

4

To receive the CBL & Associates Properties, Inc., third quarter earnings release and supplemental information please visit the Investing section of our website at cblproperties.com or contact Investor Relations at 423-490-8312.

The Company will also provide an online webcast and rebroadcast of its 2015 third quarter earnings release conference call. The live broadcast of the quarterly conference call will be available online at cblproperties.com on Thursday, October 29, 2015 beginning at 11:00 a.m. ET. The online replay will follow shortly after the call.

ABOUT CBL & ASSOCIATES PROPERTIES, INC.
CBL is one of the largest and most active owners and developers of malls and shopping centers in the United States. CBL owns, holds interests in or manages 148 properties, including 91 regional malls/open-air centers. The properties are located in 30 states and total 84.8 million square feet including 7.1 million square feet of non-owned shopping centers managed for third parties. Headquartered in Chattanooga, TN, CBL has regional offices in Boston (Waltham), MA, Dallas (Irving), TX, and St. Louis, MO. Additional information can be found at cblproperties.com.

NON-GAAP FINANCIAL MEASURES
Funds From Operations
FFO is a widely used measure of the operating performance of real estate companies that supplements net income (loss) determined in accordance with GAAP. The National Association of Real Estate Investment Trusts (“NAREIT”) defines FFO as net income (loss) (computed in accordance with GAAP) excluding gains or losses on sales of depreciable operating properties and impairment losses of depreciable properties, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures and noncontrolling interests. Adjustments for unconsolidated partnerships and joint ventures and noncontrolling interests are calculated on the same basis. We define FFO as defined above by NAREIT less dividends on preferred stock of the Company or distributions on preferred units of the Operating Partnership, as applicable. The Company’s method of calculating FFO may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs.
The Company believes that FFO provides an additional indicator of the operating performance of its properties without giving effect to real estate depreciation and amortization, which assumes the value of real estate assets declines predictably over time. Since values of well-maintained real estate assets have historically risen with market conditions, the Company believes that FFO enhances investors’ understanding of its operating performance. The use of FFO as an indicator of financial performance is influenced not only by the operations of the Company’s properties and interest rates, but also by its capital structure. The Company presents both FFO allocable to Operating Partnership common unitholders and FFO allocable to common shareholders, as it believes that both are useful performance measures. The Company believes FFO allocable to Operating Partnership common unitholders is a useful performance measure since it conducts substantially all of its business through its Operating Partnership and, therefore, it reflects the performance of the properties in absolute terms regardless of the ratio of ownership interests of the Company’s common shareholders and the noncontrolling interest in the Operating Partnership. The Company believes FFO allocable to its common shareholders is a useful performance measure because it is the performance measure that is most directly comparable to net income (loss) attributable to its common shareholders.
In the reconciliation of net income attributable to the Company's common shareholders to FFO allocable to Operating Partnership common unitholders, located in this earnings release, the Company makes an adjustment to add back noncontrolling interest in income (loss) of its Operating Partnership in order to arrive at FFO of the Operating Partnership common unitholders. The Company then applies a percentage to FFO of the Operating Partnership common unitholders to arrive at FFO allocable to its common shareholders. The percentage is computed by taking the weighted average number of common shares outstanding for the period and dividing it by the sum of the weighted average number of common shares and the weighted average number of Operating Partnership units outstanding during the period.
FFO does not represent cash flows from operations as defined by accounting principles generally accepted in the United States, is not necessarily indicative of cash available to fund all cash flow needs and should not be considered as an alternative to net income (loss) for purposes of evaluating the Company’s operating performance or to cash flow as a measure of liquidity.
As described above, during the third quarter of 2015, the Company recognized $0.3 million of expense related to a litigation settlement. Additionally, during the nine months ended September 30, 2015, the Company recognized a $16.6 million gain on investment related to the sale of marketable securities, a $0.3 million gain on extinguishment of debt and received income of $1.3 million, net of related expense, as a partial settlement of ongoing litigation. During third quarter 2014, the Company recognized an $18.3 million gain on extinguishment of debt and $1.5 million of non-cash default interest expense in connection with the conveyance of Chapel Hill Mall to the lender. During the nine months ended September 30, 2014, the Company recognized a partial litigation settlement of $0.8 million and a net gain on extinguishment of debt of $59.4 million primarily related to the foreclosure of Citadel Mall and conveyance of Chapel Hill Mall to their respective lenders in the first and third quarters of 2014,

5

respectively. Considering the significance and nature of these items, the Company believes it is important to identify their impact on its FFO measures for readers to have a complete understanding of the Company's results of operations. Therefore, the Company has also presented adjusted FFO measures excluding these items from the applicable periods.

Same-center Net Operating Income
NOI is a supplemental measure of the operating performance of the Company's shopping centers and other properties. The Company defines NOI as property operating revenues (rental revenues, tenant reimbursements and other income) less property operating expenses (property operating, real estate taxes and maintenance and repairs).
The Company computes NOI based on the Operating Partnership's pro rata share of both consolidated and unconsolidated properties. We believe that presenting NOI and same-center NOI (described below) based on our Operating Partnership’s pro rata share of both consolidated and unconsolidated Properties is useful since we conduct substantially all of our business through our Operating Partnership and, therefore, it reflects the performance of the Properties in absolute terms regardless of the ratio of ownership interests of our common shareholders and the noncontrolling interest in the Operating Partnership. The Company's definition of NOI may be different than that used by other companies and, accordingly, the Company's NOI may not be comparable to that of other companies.
Since NOI includes only those revenues and expenses related to the operations of its shopping center and other properties, the Company believes that same-center NOI provides a measure that reflects trends in occupancy rates, rental rates and operating costs and the impact of those trends on the Company's results of operations. The Company’s calculation of same-center NOI also excludes lease termination income, straight-line rent adjustments, and amortization of above and below market lease intangibles in order to enhance the comparability of results from one period to another, as these items can be impacted by one-time events that may distort same-center NOI trends and may result in same-center NOI that is not indicative of the ongoing operations of the Company’s shopping center and other properties. A reconciliation of same-center NOI to net income is located at the end of this earnings release.

Pro Rata Share of Debt
The Company presents debt based on its pro rata ownership share (including the Company's pro rata share of unconsolidated affiliates and excluding noncontrolling interests' share of consolidated properties) because it believes this provides investors a clearer understanding of the Company's total debt obligations which affect the Company's liquidity. A reconciliation of the Company's pro rata share of debt to the amount of debt on the Company's consolidated balance sheet is located at the end of this earnings release.
Information included herein contains "forward-looking statements" within the meaning of the federal securities laws. Such statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual events, financial and otherwise, may differ materially from the events and results discussed in the forward-looking statements. The reader is directed to the Company's various filings with the Securities and Exchange Commission, including without limitation the Company's Annual Report on Form 10-K, and the "Management's Discussion and Analysis of Financial Condition and Results of Operations" included therein, for a discussion of such risks and uncertainties.

6

CBL & Associates Properties, Inc.
Supplemental Financial and Operating Information
For the Three Months and Nine Months Ended September 30, 2015
Consolidated Statements of Operations
(Unaudited; in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
REVENUES:
Minimum rents	$170,422	$169,097	$505,931	$506,005
Percentage rents	3,869	3,060	10,418	8,490
Other rents	4,156	3,813	13,748	13,708
Tenant reimbursements	72,461	71,330	214,818	214,322
Management, development and leasing fees	2,754	3,228	8,195	9,176
Other	8,974	8,186	24,278	25,189
Total revenues	262,636	258,714	777,388	776,890
OPERATING EXPENSES:
Property operating	35,859	36,668	107,629	112,206
Depreciation and amortization	74,045	72,488	221,550	212,180
Real estate taxes	23,579	22,202	68,913	65,638
Maintenance and repairs	12,480	12,603	39,103	41,391
General and administrative	12,995	9,474	46,440	35,583
Loss on impairment	884	497	3,665	17,753
Other	8,787	7,396	21,191	21,331
Total operating expenses	168,629	161,328	508,491	506,082
Income from operations	94,007	97,386	268,897	270,808
Interest and other income	579	463	6,242	3,535
Interest expense	(56,451)	(60,214)	(174,362)	(179,997)
Gain on extinguishment of debt	—	18,282	256	60,942
Gain on investment	—	—	16,560	—
Equity in earnings of unconsolidated affiliates	3,508	3,936	12,212	11,038
Income tax provision	(448)	(3,083)	(2,004)	(4,266)
Income from continuing operations before gain on sales of real estate assets	41,195	56,770	127,801	162,060
Gain on sales of real estate assets	3,237	434	18,167	3,513
Income from continuing operations	44,432	57,204	145,968	165,573
Operating income (loss) of discontinued operations	—	78	—	(480)
Gain on discontinued operations	—	(2)	—	88
Net income	44,432	57,280	145,968	165,181
Net income attributable to noncontrolling interests in:
Operating Partnership	(4,665)	(6,576)	(15,783)	(18,847)
Other consolidated subsidiaries	(2,198)	(1,362)	(4,557)	(3,740)
Net income attributable to the Company	37,569	49,342	125,628	142,594
Preferred dividends	(11,223)	(11,223)	(33,669)	(33,669)
Net income attributable to common shareholders	$26,346	$38,119	$91,959	$108,925

Basic per share data attributable to common shareholders:
Income from continuing operations, net of preferred dividends	$0.15	$0.22	$0.54	$0.64
Discontinued operations	0.00	0.00	0.00	0.00
Net income attributable to common shareholders	$0.15	$0.22	$0.54	$0.64
Weighted-average common shares outstanding	170,494	170,262	170,470	170,242

Diluted per share data attributable to common shareholders:
Income from continuing operations, net of preferred dividends	$0.15	$0.22	$0.54	$0.64
Discontinued operations	0.00	0.00	0.00	0.00
Net income attributable to common shareholders	$0.15	$0.22	$0.54	$0.64
Weighted-average common and potential dilutive common shares outstanding	170,494	170,262	170,500	170,242

Amounts attributable to common shareholders:
Income from continuing operations, net of preferred dividends	$26,346	$38,054	$91,959	$109,259
Discontinued operations	—	65	—	(334)
Net income attributable to common shareholders	$26,346	$38,119	$91,959	$108,925

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
For the Three Months and Nine Months Ended September 30, 2015

The Company's reconciliation of net income attributable to common shareholders to FFO allocable to Operating Partnership common unitholders is as follows:
(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Net income attributable to common shareholders	$26,346	$38,119	$91,959	$108,925
Noncontrolling interest in income of Operating Partnership	4,665	6,576	15,783	18,847
Depreciation and amortization expense of:
Consolidated properties	74,045	72,488	221,550	212,180
Unconsolidated affiliates	10,734	10,537	31,354	30,654
Non-real estate assets	(711)	(628)	(2,284)	(1,825)
Noncontrolling interests' share of depreciation and amortization	(2,154)	(1,729)	(6,936)	(4,831)
Loss on impairment	884	497	3,665	18,434
Gain on depreciable property, net of taxes	(2,849)	(3)	(15,045)	(937)
Gain on discontinued operations, net of taxes	—	1	—	(86)
FFO allocable to Operating Partnership common unitholders	110,960	125,858	340,046	381,361
Litigation settlements, net of related expenses (1)	325	—	(1,329)	(800)
Gain on investment	—	—	(16,560)	—
Non cash default interest expense	—	1,514	—	1,514
Gain on extinguishment of debt	—	(18,282)	(256)	(60,942)
FFO allocable to Operating Partnership common unitholders, as adjusted	$111,285	$109,090	$321,901	$321,133

FFO per diluted share	$0.56	$0.63	$1.70	$1.91

FFO, as adjusted, per diluted share	$0.56	$0.55	$1.61	$1.61

Weighted average common and potential dilutive common shares outstanding with Operating Partnership units fully converted	199,751	199,631	199,758	199,699

Reconciliation of FFO allocable to Operating Partnership common unitholders to FFO allocable to common shareholders:
FFO allocable to Operating Partnership common unitholders	$110,960	$125,858	$340,046	$381,361
Percentage allocable to common shareholders (2)	85.35%	85.29%	85.35%	85.25%
FFO allocable to common shareholders	$94,704	$107,344	$290,229	$325,110

FFO allocable to Operating Partnership common unitholders, as adjusted	$111,285	$109,090	$321,901	$321,133
Percentage allocable to common shareholders (2)	85.35%	85.29%	85.35%	85.25%
FFO allocable to common shareholders, as adjusted	$94,982	$93,043	$274,743	$273,766

(1) Litigation settlement is included in Interest and Other Income in the Consolidated Statements of Operations. Litigation expense, including settlements paid, is included in General and Administrative expense in the Consolidated Statements of Operations.

(2) Represents the weighted average number of common shares outstanding for the period divided by the sum of the weighted average number of common shares and the weighted average number of Operating Partnership units outstanding during the period. See the reconciliation of shares and Operating Partnership units outstanding on page 12.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
SUPPLEMENTAL FFO INFORMATION:
Lease termination fees	$1,346	$1,044	$4,383	$2,395
Lease termination fees per share	$0.01	$0.01	$0.02	$0.01

Straight-line rental income	$1,412	$1,201	$2,975	$2,484
Straight-line rental income per share	$0.01	$0.01	$0.01	$0.01

Gains on outparcel sales	$627	$316	$3,150	$2,461
Gains on outparcel sales per share	$—	$—	$0.02	$0.01

Net amortization of acquired above- and below-market leases	$1,043	$139	$1,881	$544
Net amortization of acquired above- and below-market leases per share	$0.01	$—	$0.01	$—

Net amortization of debt premiums and discounts	$404	$545	$1,437	$1,625
Net amortization of debt premiums and discounts per share	$—	$—	$0.01	$0.01

Income tax provision	$(448)	$(3,083)	$(2,004)	$(4,266)
Income tax provision per share	$—	$(0.02)	$(0.01)	$(0.02)

Gain on extinguishment of debt	$—	$18,282	$256	$60,942
Gain on extinguishment of debt per share	$—	$0.09	$—	$0.31

Gain on investment	$—	$—	$16,560	$—
Gain on investment per share	$—	$—	$0.08	$—

Abandoned projects expense	$2,058	$47	$2,183	$81
Abandoned projects expense per share	$0.01	$—	$0.01	$—

Interest capitalized	$909	$1,672	$3,141	$4,538
Interest capitalized per share	$—	$0.01	$0.02	$0.02

Litigation settlements income	$—	$—	$4,875	$800
Litigation settlements income per share	$—	$—	$0.02	$—

Litigation settlements expenses	$(325)	$—	$(3,546)	$—
Litigation settlements expenses per share	$—	$—	$(0.02)	$—

	As of September 30,
	2015	2014
Straight-line rent receivable	$66,334	$64,123

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
For the Three Months and Nine Months Ended September 30, 2015

Same-center Net Operating Income
(Dollars in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Net income	$44,432	$57,280	$145,968	$165,181

Adjustments:
Depreciation and amortization	74,045	72,488	221,550	212,180
Depreciation and amortization from unconsolidated affiliates	10,734	10,537	31,354	30,654
Noncontrolling interests' share of depreciation and amortization in other consolidated subsidiaries	(2,154)	(1,729)	(6,936)	(4,831)
Interest expense	56,451	60,214	174,362	179,997
Interest expense from unconsolidated affiliates	9,601	9,719	28,873	28,872
Noncontrolling interests' share of interest expense in other consolidated subsidiaries	(1,693)	(1,375)	(5,090)	(3,993)
Abandoned projects expense	2,058	47	2,183	81
Gain on sales of real estate assets	(3,237)	(434)	(18,167)	(3,513)
Gain on sales of real estate assets of unconsolidated affiliates	(566)	(698)	(1,730)	(698)
Gain on investment	—	—	(16,560)	—
Gain on extinguishment of debt	—	(18,282)	(256)	(60,942)
Loss on impairment	884	497	3,665	17,753
Loss on impairment from discontinued operations	—	—	—	681
Income tax provision	448	3,083	2,004	4,266
Lease termination fees	(1,346)	(1,044)	(4,383)	(2,395)
Straight-line rent and above- and below-market lease amortization	(2,455)	(1,340)	(4,856)	(3,028)
Net income attributable to noncontrolling interests in other consolidated subsidiaries	(2,198)	(1,362)	(4,557)	(3,740)
Gain on discontinued operations	—	2	—	(88)
General and administrative expenses	12,995	9,474	46,440	35,583
Management fees and non-property level revenues	(5,877)	(5,328)	(22,914)	(20,249)
Operating Partnership's share of property NOI	192,122	191,749	570,950	571,771
Non-comparable NOI	(13,834)	(13,486)	(36,960)	(39,236)
Total same-center NOI (1)	$178,288	$178,263	$533,990	$532,535
Total same-center NOI percentage change	0.0%		0.3%

Malls	$162,089	$163,348	$486,483	$488,066
Associated centers	8,110	7,540	24,021	22,498
Community centers	5,822	5,426	16,963	15,940
Offices and other	2,267	1,949	6,523	6,031
Total same-center NOI (1)	$178,288	$178,263	$533,990	$532,535

Percentage Change:
Malls	(0.8)%		(0.3)%
Associated centers	7.6%		6.8%
Community centers	7.3%		6.4%
Offices and other	16.3%		8.2%
Total same-center NOI (1)	0.0%		0.3%

(1)
CBL defines NOI as property operating revenues (rental revenues, tenant reimbursements and other income), less property operating expenses (property operating, real estate taxes and maintenance and repairs). Same-center NOI excludes lease termination income, straight-line rent adjustments, and amortization of above and below market lease intangibles. Same-center NOI is for real estate properties and does not include the results of operations of the Company's subsidiary that provides janitorial, security and maintenance services. We include a property in our same-center pool when we own all or a portion of the property as of September 30, 2015, and we owned it and it was in operation for both the entire preceding calendar year and the current year-to-date reporting period ending September 30, 2015. New properties are excluded from same-center NOI, until they meet this criteria. The only properties excluded from the same-center pool that would otherwise meet this criteria are properties which are under major redevelopment, being considered for repositioning or where we intend to renegotiate the terms of the debt secured by the related property.

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
As of September 30, 2015 and 2014

Company's Share of Consolidated and Unconsolidated Debt
(Dollars in thousands)

	As of September 30, 2015
	Fixed Rate	Variable Rate	Total
Consolidated debt	$3,502,337	$1,319,138	$4,821,475
Noncontrolling interests' share of consolidated debt	(112,554)	(7,007)	(119,561)
Company's share of unconsolidated affiliates' debt	665,912	118,033	783,945
Company's share of consolidated and unconsolidated debt	$4,055,695	$1,430,164	$5,485,859
Weighted average interest rate	5.48%	1.70%	4.49%

	As of September 30, 2014
	Fixed Rate	Variable Rate	Total
Consolidated debt	$3,788,890	$922,531	$4,711,421
Noncontrolling interests' share of consolidated debt	(89,065)	(7,109)	(96,174)
Company's share of unconsolidated affiliates' debt	673,412	89,220	762,632
Company's share of consolidated and unconsolidated debt	$4,373,237	$1,004,642	$5,377,879
Weighted average interest rate	5.44%	1.74%	4.74%

Debt-To-Total-Market Capitalization Ratio as of September 30, 2015
(In thousands, except stock price)

	Shares Outstanding	Stock Price (1)	Value
Common stock and operating partnership units	199,751	$13.75	$2,746,576
7.375% Series D Cumulative Redeemable Preferred Stock	1,815	250.00	453,750
6.625% Series E Cumulative Redeemable Preferred Stock	690	250.00	172,500
Total market equity			3,372,826
Company's share of total debt			5,485,859
Total market capitalization			$8,858,685
Debt-to-total-market capitalization ratio			61.9%

(1)
Stock price for common stock and Operating Partnership units equals the closing price of the common stock on September 30, 2015. The stock prices for the preferred stocks represent the liquidation preference of each respective series.

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
As of September 30, 2015 and 2014

Reconciliation of Shares and Operating Partnership Units Outstanding
(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
2015:	Basic	Diluted	Basic	Diluted
Weighted average shares - EPS	170,494	170,494	170,470	170,500
Weighted average Operating Partnership units	29,257	29,257	29,258	29,258
Weighted average shares- FFO	199,751	199,751	199,728	199,758

2014:
Weighted average shares - EPS	170,262	170,262	170,242	170,242
Weighted average Operating Partnership units	29,369	29,369	29,457	29,457
Weighted average shares- FFO	199,631	199,631	199,699	199,699

Dividend Payout Ratio

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Weighted average cash dividend per share	$0.27279	$0.25313	$0.81837	$0.75938
FFO as adjusted, per diluted fully converted share	$0.56	$0.55	$1.61	$1.61
Dividend payout ratio	48.7%	46.0%	50.8%	47.2%

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
As of September 30, 2015
Consolidated Balance Sheets (Unaudited; in thousands, except share data)

	As of
	September 30, 2015	December 31, 2014
ASSETS
Real estate assets:
Land	$905,628	$847,829
Buildings and improvements	7,410,063	7,221,387
	8,315,691	8,069,216
Accumulated depreciation	(2,395,124)	(2,240,007)
	5,920,567	5,829,209
Developments in progress	123,233	117,966
Net investment in real estate assets	6,043,800	5,947,175
Cash and cash equivalents	32,437	37,938
Receivables:
Tenant, net of allowance for doubtful accounts of $1,884 and $2,368 in 2015 and 2014, respectively	87,797	81,338
Other, net of allowance for doubtful accounts of $1,219 and $1,285 in 2015 and 2014, respectively	21,232	22,577
Mortgage and other notes receivable	18,347	19,811
Investments in unconsolidated affiliates	277,374	281,449
Intangible lease assets and other assets	214,748	226,011
	$6,695,735	$6,616,299

LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY
Mortgage and other indebtedness	$4,821,475	$4,700,460
Accounts payable and accrued liabilities	355,215	328,352
Total liabilities	5,176,690	5,028,812
Commitments and contingencies
Redeemable noncontrolling partnership interests	28,315	37,559
Shareholders' equity:
Preferred stock, $.01 par value, 15,000,000 shares authorized:
7.375% Series D Cumulative Redeemable Preferred Stock, 1,815,000 shares outstanding	18	18
6.625% Series E Cumulative Redeemable Preferred Stock, 690,000 shares outstanding	7	7
Common stock, $.01 par value, 350,000,000 shares authorized, 170,493,734 and 170,260,273 issued and outstanding in 2015 and 2014, respectively	1,705	1,703
Additional paid-in capital	1,968,947	1,958,198
Accumulated other comprehensive income	1,494	13,411
Dividends in excess of cumulative earnings	(610,368)	(566,785)
Total shareholders' equity	1,361,803	1,406,552
Noncontrolling interests	128,927	143,376
Total equity	1,490,730	1,549,928
	$6,695,735	$6,616,299

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
As of September 30, 2015

Condensed Combined Financial Statements - Unconsolidated Affiliates
(Unaudited; in thousands)

	As of
	September 30, 2015	December 31, 2014
ASSETS:
Investment in real estate assets	$2,300,650	$2,266,252
Accumulated depreciation	(660,584)	(619,558)
	1,640,066	1,646,694
Developments in progress	86,038	75,877
Net investment in real estate assets	1,726,104	1,722,571
Other assets	170,984	170,554
Total assets	$1,897,088	$1,893,125

LIABILITIES:
Mortgage and other indebtedness	$1,539,440	$1,512,826
Other liabilities	43,146	42,517
Total liabilities	1,582,586	1,555,343

OWNERS' EQUITY:
The Company	182,249	198,261
Other investors	132,253	139,521
Total owners' equity	314,502	337,782
Total liabilities and owners’ equity	$1,897,088	$1,893,125

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Total revenues	$62,098	$61,781	$187,681	$185,002
Depreciation and amortization	(20,313)	(19,776)	(59,435)	(57,793)
Operating expenses	(18,918)	(17,788)	(55,692)	(53,457)
Income from operations	22,867	24,217	72,554	73,752
Interest income	331	336	998	1,015
Interest expense	(18,616)	(18,861)	(55,999)	(56,165)
Gain on sales of real estate assets	710	1,119	2,144	1,119
Net income	$5,292	$6,811	$19,697	$19,721

	Company's Share for the Three Months Ended September 30,		Company's Share for the Nine Months Ended September 30,
	2015	2014	2015	2014
Total revenues	$32,660	$32,371	$98,453	$96,389
Depreciation and amortization	(10,734)	(10,537)	(31,354)	(30,654)
Operating expenses	(9,638)	(9,134)	(28,511)	(27,298)
Income from operations	12,288	12,700	38,588	38,437
Interest income	255	257	767	775
Interest expense	(9,601)	(9,719)	(28,873)	(28,872)
Gain on sales of real estate assets	566	698	1,730	698
Net income	$3,508	$3,936	$12,212	$11,038

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
For the Three Months and Nine Months Ended September 30, 2015

The Company presents the ratio of earnings before interest, taxes, depreciation and amortization (EBITDA) to interest because the Company believes that the EBITDA to interest coverage ratio, along with cash flows from operating activities, investing activities and financing activities, provides investors an additional indicator of the Company's ability to incur and service debt.

Ratio of EBITDA to Interest Expense
(Dollars in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
EBITDA:
Net income	$44,432	$57,280	$145,968	$165,181

Adjustments:
Depreciation and amortization	74,045	72,488	221,550	212,180
Depreciation and amortization from unconsolidated affiliates	10,734	10,537	31,354	30,654
Noncontrolling interests' share of depreciation and amortization in other consolidated subsidiaries	(2,154)	(1,729)	(6,936)	(4,831)
Interest expense	56,451	60,214	174,362	179,997
Interest expense from unconsolidated affiliates	9,601	9,719	28,873	28,872
Noncontrolling interests' share of interest expense in other consolidated subsidiaries	(1,693)	(1,375)	(5,090)	(3,993)
Income and other taxes	666	3,394	3,216	5,897
Gain on investment	—	—	(16,560)	—
Gain on extinguishment of debt	—	(18,282)	(256)	(60,942)
Loss on impairment	884	497	3,665	17,753
Loss on impairment from discontinued operations	—	—	—	681
Abandoned projects	2,058	47	2,183	81
Net income attributable to noncontrolling interests in earnings of other consolidated subsidiaries	(2,198)	(1,362)	(4,557)	(3,740)
Gain on depreciable property	(2,783)	(3)	(16,253)	(937)
Gain on discontinued operations	—	2	—	(88)
Company's share of total EBITDA	$190,043	$191,427	$561,519	$566,765

Interest Expense:
Interest expense	$56,451	$60,214	$174,362	$179,997
Interest expense from unconsolidated affiliates	9,601	9,719	28,873	28,872
Noncontrolling interests' share of interest expense in other consolidated subsidiaries	(1,693)	(1,375)	(5,090)	(3,993)
Company's share of total interest expense	$64,359	$68,558	$198,145	$204,876

Ratio of EBITDA to Interest Expense	2.95	2.79	2.83	2.77

Reconciliation of EBITDA to Cash Flows Provided By Operating Activities (In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Company's share of total EBITDA	$190,043	$191,427	$561,519	$566,765
Interest expense	(56,451)	(60,214)	(174,362)	(179,997)
Noncontrolling interests' share of interest expense in other consolidated subsidiaries	1,693	1,375	5,090	3,993
Income and other taxes	(666)	(3,394)	(3,216)	(5,897)
Net amortization of deferred financing costs and debt premiums and discounts	1,120	1,200	3,745	4,557
Net amortization of intangible lease assets and liabilities	(646)	268	(613)	535
Depreciation and interest expense from unconsolidated affiliates	(20,335)	(20,256)	(60,227)	(59,526)
Noncontrolling interests' share of depreciation and amortization in other consolidated subsidiaries	2,154	1,729	6,936	4,831
Noncontrolling interests in earnings of other consolidated subsidiaries	2,198	1,362	4,557	3,740
Gains on outparcel sales	(454)	(431)	(1,914)	(2,576)
Equity in earnings of unconsolidated affiliates	(3,508)	(3,936)	(12,212)	(11,038)
Distributions of earnings from unconsolidated affiliates	5,917	5,598	15,697	14,563
Share-based compensation expense	917	713	4,323	3,318
Provision for doubtful accounts	(275)	772	1,663	2,684
Change in deferred tax assets	(212)	925	(59)	1,241
Changes in operating assets and liabilities	18,994	6,080	8,955	(17,859)
Cash flows provided by operating activities	$140,489	$123,218	$359,882	$329,334

Supplemental Financial And Operating Information
As of September 30, 2015

Schedule of Mortgage and Other Indebtedness
(Dollars in thousands )

Property	Location	Original Maturity Date	Optional Extended Maturity Date	Interest Rate	Balance		Balance
							Fixed	Variable

Operating Properties:
Hickory Point Mall	Forsyth, IL	Dec-15		5.85%	$27,811		$27,811	$—
CoolSprings Crossing	Nashville, TN	Apr-16		4.54%	11,571	(1)	11,571	—
Gunbarrel Pointe	Chattanooga, TN	Apr-16		4.64%	10,311	(2)	10,311	—
Stroud Mall	Stroudsburg, PA	Apr-16		4.59%	30,963	(3)	30,963	—
York Galleria	York, PA	Apr-16		4.55%	49,438	(4)	49,438	—
Statesboro Crossing	Statesboro, GA	Jun-16	Jun-18	1.99%	11,118		—	11,118
Greenbrier Mall	Chesapeake, VA	Aug-16		5.91%	72,615		72,615	—
Hamilton Place	Chattanooga, TN	Aug-16		5.86%	99,837		99,837	—
Midland Mall	Midland, MI	Aug-16		6.10%	32,613		32,613	—
Chesterfield Mall	Chesterfield, MO	Sep-16		5.74%	140,000		140,000	—
Dakota Square Mall	Minot, ND	Nov-16		6.23%	55,967		55,967	—
Southaven Towne Center	Southaven, MS	Jan-17		5.50%	39,310		39,310	—
Cary Towne Center	Cary, NC	Mar-17		8.50%	49,289		49,289	—
Acadiana Mall	Lafayette, LA	Apr-17		5.67%	129,810		129,810	—
Hamilton Corner	Chattanooga, TN	Apr-17		5.67%	14,709		14,709	—
Layton Hills Mall	Layton, UT	Apr-17		5.66%	92,768		92,768	—
The Plaza at Fayette Mall	Lexington, KY	Apr-17		5.67%	38,322		38,322	—
The Shoppes at St. Clair Square	Fairview Heights, IL	Apr-17		5.67%	19,422		19,422	—
The Outlet Shoppes at El Paso	El Paso, TX	Dec-17		7.06%	63,728		63,728	—
Kirkwood Mall	Bismarck, ND	Apr-18		5.75%	38,787		38,787	—
The Outlet Shoppes at El Paso - Phase II	El Paso, TX	Apr-18		2.96%	6,910		—	6,910
Hanes Mall	Winston-Salem, NC	Oct-18		6.99%	149,677		149,677	—
The Outlet Shoppes at Oklahoma City - Phase II	Oklahoma City, OK	Apr-19	Apr-21	2.95%	5,792		—	5,792
The Outlet Shoppes at Oklahoma City - Phase III	Oklahoma City, OK	Apr-19	Apr-21	2.95%	2,894		—	2,894
Honey Creek Mall	Terre Haute, IN	Jul-19		8.00%	28,166		28,166	—
Volusia Mall	Daytona Beach, FL	Jul-19		8.00%	48,452		48,452	—
The Outlet Shoppes at Atlanta - Parcel Development	Woodstock, GA	Dec-19		2.70%	1,784		—	1,784
The Terrace	Chattanooga, TN	Jun-20		7.25%	13,459		13,459	—
Burnsville Center	Burnsville, MN	Jul-20		6.00%	74,320		74,320	—
Parkway Place	Huntsville, AL	Jul-20		6.50%	37,880		37,880	—
Valley View Mall	Roanoke, VA	Jul-20		6.50%	58,625		58,625	—
Parkdale Mall & Crossing	Beaumont, TX	Mar-21		5.85%	86,358		86,358	—
EastGate Mall	Cincinnati, OH	Apr-21		5.83%	38,865		38,865	—
Hamilton Crossing & Expansion	Chattanooga, TN	Apr-21		5.99%	9,678		9,678	—
Park Plaza Mall	Little Rock, AR	Apr-21		5.28%	89,864		89,864	—
Wausau Center	Wausau, WI	Apr-21		5.85%	18,037		18,037	—
Fayette Mall	Lexington, KY	May-21		5.42%	167,948		167,948	—
Alamance Crossing - East	Burlington, NC	Jul-21		5.83%	48,117		48,117	—
Asheville Mall	Asheville, NC	Sep-21		5.80%	72,032		72,032	—
Cross Creek Mall	Fayetteville, NC	Jan-22		4.54%	127,976		127,976	—
The Outlet Shoppes at Oklahoma City	Oklahoma City, OK	Jan-22		5.73%	55,593		55,593	—
Northwoods Mall	North Charleston, SC	Apr-22		5.08%	69,333		69,333	—
Arbor Place	Atlanta (Douglasville), GA	May-22		5.10%	116,071		116,071	—
CBL Center	Chattanooga, TN	Jun-22		5.00%	20,061		20,061	—

Property	Location	Original Maturity Date	Optional Extended Maturity Date	Interest Rate	Balance	Balance
						Fixed	Variable

Fashion Square	Saginaw, MI	Jun-22		4.95%	39,000	39,000	—
Jefferson Mall	Louisville, KY	Jun-22		4.75%	67,589	67,589	—
Southpark Mall	Colonial Heights, VA	Jun-22		4.85%	63,670	63,670	—
WestGate Mall	Spartanburg, SC	Jul-22		4.99%	37,237	37,237	—
The Outlet Shoppes at Atlanta	Woodstock, GA	Nov-23		4.90%	77,751	77,751	—
The Outlet Shoppes of the Bluegrass	Simpsonville, KY	Dec-24		4.05%	76,490	76,490	—
The Outlet Shoppes at Gettysburg	Gettysburg, PA	Oct-25		4.80%	38,450	38,450	—
	SUBTOTAL				2,776,468	2,747,970	28,498
Weighted-average interest rate					5.65%	5.68%	2.56%

Debt Premiums (Discounts): (5)
Chesterfield Mall	Chesterfield, MO	Sep-16		5.96%	(269)	(269)	—
Dakota Square Mall	Minot, ND	Nov-16		5.03%	836	836	—
The Outlet Shoppes at El Paso	El Paso, TX	Dec-17		4.75%	3,098	3,098	—
Kirkwood Mall	Bismarck, ND	Apr-18		4.25%	1,509	1,509	—
	SUBTOTAL				5,174	5,174	—
Weighted-average interest rate					4.59%	4.59%

Total Loans On Operating Properties And Debt Premiums (Discounts)					2,781,642	2,753,144	28,498
Weighted-average interest rate					5.65%	5.68%	2.56%

Construction Loans:
The Outlet Shoppes at Atlanta - Phase II	Woodstock, GA	Dec-19		2.70%	2,841	—	2,841
The Outlet Shoppes of the Bluegrass - Phase II	Simpsonville, KY	Jul-20		2.69%	5,701	—	5,701
	SUBTOTAL				8,542	—	8,542

Operating Partnership Debt:
Unsecured credit facilities:
$600,000 capacity		Nov-15	Nov-16	1.60%	221,230	—	221,230
$100,000 capacity		Feb-16		1.59%	26,200	—	26,200
$600,000 capacity		Nov-16	Nov-17	1.60%	584,668	—	584,668
	SUBTOTAL				832,098	—	832,098

Unsecured term loans:
$50,000 Term Loan		Feb-18		1.74%	50,000	—	50,000
$400,000 Term Loan		Jul-18		1.69%	400,000	—	400,000
	SUBTOTAL				450,000	—	450,000
Senior unsecured notes:
Senior unsecured 5.25% notes		Dec-23		5.25%	450,000	450,000	—
Senior unsecured 5.25% notes (discount)		Dec-23		5.25%	(3,946)	(3,946)	—
Senior unsecured 4.60% notes		Oct-24		4.60%	300,000	300,000	—
Senior unsecured 4.60% notes (discount)		Oct-24		4.60%	(69)	(69)	—
	SUBTOTAL				745,985	745,985	—

Other:
Other subsidiary term loan		May-17		3.50%	3,208	3,208	—

Total Consolidated Debt					$4,821,475	$3,502,337	$1,319,138
Weighted-average interest rate					4.47%	5.53%	1.66%

Plus CBL's Share Of Unconsolidated Affiliates' Debt:
Hammock Landing - Phase I	West Melbourne, FL	Nov-15	Nov-17	2.20%	$19,833	$—	$19,833
Hammock Landing - Phase II	West Melbourne, FL	Nov-15	Nov-17	2.20%	8,700	—	8,700
The Pavilion at Port Orange	Port Orange, FL	Nov-15	Nov-17	2.20%	29,554	—	29,554

Property	Location	Original Maturity Date	Optional Extended Maturity Date	Interest Rate	Balance	Balance
						Fixed	Variable

Oak Park Mall	Overland Park, KS	Dec-15		5.85%	137,850	137,850	—
Triangle Town Center	Raleigh, NC	Dec-15		5.74%	85,923	85,923	—
Renaissance Center - Phase I	Durham, NC	Jul-16		5.61%	15,937	15,937	—
Fremaux Town Center - Phase I	Slidell, LA	Aug-16	Aug-18	2.21%	26,345	—	26,345
Fremaux Town Center - Phase II	Slidell, LA	Aug-16	Aug-18	2.21%	13,198	—	13,198
Governor's Square Mall	Clarksville, TN	Sep-16		8.23%	7,661	7,661	—
Kentucky Oaks Mall	Paducah, KY	Jan-17		5.27%	10,457	10,457	—
The Shops at Friendly Center	Greensboro, NC	Jan-17		5.90%	19,410	19,410	—
High Pointe Commons	Harrisburg, PA	May-17		5.74%	6,402	6,402	—
Gulf Coast Town Center - Phase I	Ft. Myers, FL	Jul-17		5.60%	95,400	95,400	—
Gulf Coast Town Center - Phase III	Ft. Myers, FL	Jul-17		2.25%	2,624	—	2,624
High Pointe Commons - Phase II	Harrisburg, PA	Jul-17		6.10%	2,556	2,556	—
Ambassador Town Center	Lafayette, LA	Dec-17	Dec-19	2.00%	12,063	—	12,063
Ambassador Town Center Infrastructure Improvements	Lafayette, LA	Dec-17	Dec-19	2.20%	5,016	—	5,016
CoolSprings Galleria	Nashville, TN	Jun-18		6.98%	51,966	51,966	—
York Town Center	York, PA	Feb-22		4.90%	17,537	17,537	—
York Town Center - Pier 1	York, PA	Feb-22		2.95%	700	—	700
West County Center	St. Louis, MO	Dec-22		3.40%	95,000	95,000	—
Friendly Shopping Center	Greensboro, NC	Apr-23		3.48%	50,000	50,000	—
Renaissance Center - Phase II	Durham, NC	Apr-23		3.49%	8,000	8,000	—
Coastal Grand Outparcel	Myrtle Beach, SC	Aug-24		4.09%	2,845	2,845	—
Coastal Grand	Myrtle Beach, SC	Aug-24		4.09%	58,968	58,968	—
	SUBTOTAL				783,945	665,912	118,033

Less Noncontrolling Interests' Share Of Consolidated Debt:		Noncontrolling Interest %
Statesboro Crossing	Statesboro, GA	50%		1.99%	(5,559)	—	(5,559)
Hamilton Place	Chattanooga, TN	10%		5.86%	(9,984)	(9,984)	—
Hamilton Corner	Chattanooga, TN	10%		5.67%	(1,471)	(1,471)	—
Other subsidiary term loan	Chattanooga, TN	50%		3.50%	(1,604)	(1,604)	—
The Outlet Shoppes at El Paso	El Paso, TX	25%		7.06%	(15,932)	(15,932)	—
The Outlet Shoppes at Oklahoma City Phase II	Oklahoma City, OK	25%		2.95%	(1,448)	—	(1,448)
The Terrace	Chattanooga, TN	8%		7.25%	(1,077)	(1,077)	—
Hamilton Crossing & Expansion	Chattanooga, TN	8%		5.99%	(774)	(774)	—
The Outlet Shoppes at Oklahoma City	Oklahoma City, OK	25%		5.73%	(13,898)	(13,898)	—
CBL Center	Chattanooga, TN	8%		5.00%	(1,605)	(1,605)	—
The Outlet Shoppes at Atlanta	Woodstock, GA	25%		4.90%	(19,438)	(19,438)	—
The Outlet Shoppes of the Bluegrass	Simpsonville, KY	35%		4.05%	(26,771)	(26,771)	—
The Outlet Shoppes at Gettysburg	Gettysburg, PA	50%		4.80%	(19,225)	(19,225)	—
					(118,786)	(111,779)	(7,007)

Less Noncontrolling Interests' Share Of Debt Premiums: (5)
The Outlet Shoppes at El Paso	El Paso, TX	25%		4.75%	(775)	(775)	—

	SUBTOTAL				(119,561)	(112,554)	(7,007)

Company's Share Of Consolidated And Unconsolidated Debt					$5,485,859	$4,055,695	$1,430,164
Weighted-average interest rate					4.49%	5.48%	1.70%

Total Debt of Unconsolidated Affiliates:
Hammock Landing Phase I	West Melbourne, FL	Nov-15	Nov-17	2.20%	$39,667	$—	$39,667
Hammock Landing Phase II	West Melbourne, FL	Nov-15	Nov-17	2.20%	16,757	—	16,757
The Pavilion at Port Orange	Port Orange, FL	Nov-15	Nov-17	2.20%	59,108	—	59,108
Oak Park Mall	Overland Park, KS	Dec-15		5.85%	275,700	275,700	—

Property	Location	Original Maturity Date	Optional Extended Maturity Date	Interest Rate	Balance	Balance
						Fixed	Variable

Triangle Town Center	Raleigh, NC	Dec-15		5.74%	171,846	171,846	—
Renaissance Center Phase I	Durham, NC	Jul-16		5.61%	31,874	31,874	—
Fremaux Town Center	Slidell, LA	Aug-16	Aug-18	2.21%	40,530	—	40,530
Fremaux Town Center Phase II	Slidell, LA	Aug-16	Aug-18	2.21%	20,304	—	20,304
Governor's Square Mall	Clarksville, TN	Sep-16		8.23%	16,128	16,128	—
Kentucky Oaks Mall	Paducah, KY	Jan-17		5.27%	20,914	20,914	—
The Shops at Friendly Center	Greensboro, NC	Jan-17		5.90%	38,820	38,820	—
High Pointe Commons	Harrisburg, PA	May-17		5.74%	12,804	12,804	—
Gulf Coast Town Center Phase I	Ft. Myers, FL	Jul-17		5.60%	190,800	190,800	—
Gulf Coast Town Center Phase III	Ft. Myers, FL	Jul-17		2.25%	5,248	—	5,248
High Pointe Commons Phase II	Harrisburg, PA	Jul-17		6.10%	5,112	5,112	—
Ambassador Town Center	Lafayette, LA	Dec-17	Dec-19	2.00%	16,637	—	16,637
Ambassador Town Center Infrastructure Improvements	Lafayette, LA	Dec-17	Dec-19	2.20%	6,521	—	6,521
CoolSprings Galleria	Nashville, TN	Jun-18		6.98%	103,931	103,931	—
York Town Center	York, PA	Feb-22		4.90%	35,074	35,074	—
York Town Center - Pier 1	York, PA	Feb-22		2.95%	1,400	—	1,400
West County Center	St. Louis, MO	Dec-22		3.40%	190,000	190,000	—
Friendly Shopping Center	Greensboro, NC	Apr-23		3.48%	100,000	100,000	—
Renaissance Center Phase II	Durham, NC	Apr-23		3.49%	16,000	16,000	—
Coastal Grand Outparcel	Myrtle Beach, SC	Aug-24		4.09%	5,691	5,691	—
Coastal Grand	Myrtle Beach, SC	Aug-24		4.09%	117,937	117,937	—
					$1,538,803	$1,332,631	$206,172
Weighted-average interest rate					4.76%	5.16%	2.19%

(1)
The Company has an interest rate swap on a notional amount of $11,571, amortizing to $11,313 over the term of the swap, related to CoolSprings Crossing to effectively fix the interest rate on that variable-rate loan. Therefore, this amount is currently reflected as having a fixed rate. The swap terminates in April 2016.

(2)
The Company has an interest rate swap on a notional amount of $10,311, amortizing to $10,083 over the term of the swap, related to Gunbarrel Pointe to effectively fix the interest rate on that variable-rate loan. Therefore, this amount is currently reflected as having a fixed rate. The swap terminates in April 2016.

(3)
The Company has an interest rate swap on a notional amount of $30,963, amortizing to $30,276 over the term of the swap, related to Stroud Mall to effectively fix the interest rate on that variable-rate loan. Therefore, this amount is currently reflected as having a fixed rate. The swap terminates in April 2016.

(4)
The Company has an interest rate swap on a notional amount of $49,438, amortizing to $48,337 over the term of the swap, related to York Galleria to effectively fix the interest rate on that variable-rate loan. Therefore, this amount is currently reflected as having a fixed rate. The swap terminates in April 2016.

(5)	The weighted average interest rates used for debt premiums (discounts) reflect the market interest rate in effect as of the assumption of the related debt.

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
As of September 30, 2015

Schedule of Maturities of Mortgage and Other Indebtedness
(Dollars in thousands)

Based on Maturity Dates As Though All Extension Options Available Have Been Exercised:

Year	Consolidated Debt	CBL's Share of Unconsolidated Affiliates' Debt	Noncontrolling Interests' Share of Consolidated Debt	CBL's Share of Consolidated and Unconsolidated Debt	% of Total	Weighted Average Interest Rate
2015	$27,811	$223,773	$—	$251,584	4.58%	5.81%
2016	750,745	23,598	(9,984)	764,359	13.92%	4.35%
2017	1,035,234	194,936	(19,007)	1,211,163	22.05%	3.69%
2018	656,492	91,509	(5,559)	742,442	13.52%	3.39%
2019	81,243	17,079	—	98,322	1.90%	6.72%
2020	189,985	—	(1,077)	188,908	3.44%	6.24%
2021	539,585	—	(2,222)	537,363	9.79%	5.57%
2022	596,530	113,237	(15,503)	694,264	12.64%	4.72%
2023	527,751	58,000	(19,438)	566,313	10.31%	5.03%
2024	376,490	61,813	(26,771)	411,532	7.49%	4.46%
2025	38,450	—	(19,225)	19,225	0.35%	4.80%
Face Amount of Debt	4,820,316	783,945	(118,786)	5,485,475	99.99%	4.49%
Net Premiums on Debt	1,159	—	(775)	384	0.01%	—%
Total	$4,821,475	$783,945	$(119,561)	$5,485,859	100.00%	4.49%

Based on Original Maturity Dates:

Year	Consolidated Debt	CBL's Share of Unconsolidated Affiliates' Debt	Noncontrolling Interests' Share of Consolidated Debt	CBL's Share of Consolidated and Unconsolidated Debt	% of Total	Weighted Average Interest Rate
2015	$249,041	$281,860	$—	$530,901	9.67%	3.66%
2016	1,125,301	63,141	(15,543)	1,172,899	21.36%	3.41%
2017	450,566	153,928	(19,007)	585,487	10.77%	5.87%
2018	645,374	51,966	—	697,340	12.70%	3.47%
2019	89,929	—	(1,448)	88,481	1.61%	7.31%
2020	189,985	—	(1,077)	188,908	3.44%	6.24%
2021	530,899	—	(774)	530,125	9.65%	5.61%
2022	596,530	113,237	(15,503)	694,264	12.64%	4.72%
2023	527,751	58,000	(19,438)	566,313	10.31%	5.03%
2024	376,490	61,813	(26,771)	411,532	7.49%	4.46%
2025	38,450	—	(19,225)	19,225	0.35%	4.80%
Face Amount of Debt	4,820,316	783,945	(118,786)	5,485,475	99.99%	4.49%
Net Premiums on Debt	1,159	—	(775)	384	0.01%	—%
Total	$4,821,475	$783,945	$(119,561)	$5,485,859	100.00%	4.49%

Unsecured Debt Covenant Compliance Ratios	Required	Actual
Debt to total asset value	< 60%	50.3%
Unencumbered asset value to unsecured indebtedness	>1.60x	2.5x
Unencumbered NOI to unsecured interest expense	>1.75x	4.5x
EBITDA to fixed charges (debt service)	>1.5x	2.2x

Senior Unsecured Notes Compliance Ratios	Required	Actual
Total debt to total assets	< 60%	53.8%
Secured debt to total assets	< 45%	30.7%
Total unencumbered assets to unsecured debt	> 150%	212.7%
Consolidated income available for debt service to annual debt service charge	> 1.5x	3.3x

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
For the Three Months and Nine Months Ended September 30, 2015
Mall Portfolio Statistics

TIER 1 Sales > $375 per square foot
Property	Location	Total GLA	Sales Per Square Foot for the Twelve Months Ended (1)		Mall Occupancy		% of Total Mall NOI for the Nine Months Ended 9/30/15
			9/30/15	9/30/14	9/30/15	9/30/14
Acadiana Mall	Lafayette, LA	992,532
Asheville Mall	Asheville, NC	974,465
CoolSprings Galleria (2)	Nashville, TN	1,131,641
Cross Creek Mall	Fayetteville, NC	1,040,725
Dakota Square Mall	Minot, ND	813,732
Fayette Mall	Lexington, KY	1,191,024
Friendly Center and The Shops at Friendly	Greensboro, NC	1,137,630
Governor's Square	Clarksville, TN	732,328
Hamilton Place	Chattanooga, TN	1,159,553
Jefferson Mall	Louisville, KY	882,141
Kirkwood Mall	Bismarck, ND	848,082
Mall del Norte	Laredo, TX	1,167,364
Mayfaire Town Center and Community Center	Wilmington, NC	777,400
Oak Park Mall	Overland Park, KS	1,609,877
The Outlet Shoppes at El Paso	El Paso, TX	433,046
St. Clair Square	Fairview Heights, IL	1,081,105
Sunrise Mall	Brownsville, TX	751,392
Volusia Mall	Daytona Beach, FL	1,100,086
West County Center	Des Peres, MO	1,204,730
West Towne Mall	Madison, WI	829,539
Total Tier 1 Malls		19,858,392	$451	$437	94.2%	96.5%	34.6%

TIER 2 Sales of $300 to $375 per square foot
Property	Location	Total GLA	Sales Per Square Foot for the Twelve Months Ended (1)		Mall Occupancy		% of Total Mall NOI for the Nine Months Ended 9/30/15
			9/30/15	09/30/14	9/30/15	9/30/14
Arbor Place	Atlanta (Douglasville), GA	1,163,256
Brookfield Square	Brookfield, WI	1,008,297
Burnsville Center	Burnsville, MN	1,046,207
CherryVale Mall	Rockford, IL	850,253
Coastal Grand	Myrtle Beach, SC	1,039,847
East Towne Mall	Madison, WI	788,089
EastGate Mall	Cincinnati, OH	858,784
Fremaux Town Center (3)	Slidell, LA	267,409
Frontier Mall	Cheyenne, WY	525,176
Greenbrier Mall	Chesapeake, VA	896,822
Hanes Mall	Winston-Salem, NC	1,504,208
Harford Mall	Bel Air, MD	505,455
Honey Creek Mall	Terre Haute, IN	677,322
Imperial Valley Mall	El Centro, CA	826,196
Laurel Park Place	Livonia, MI	492,222
Layton Hills Mall	Layton, UT	642,886
Meridian Mall	Lansing, MI	968,316
Northpark Mall	Joplin, MO	952,849
Northwoods Mall	North Charleston, SC	772,737

Mall Portfolio Statistics (continued)

TIER 2 Sales of $300 to $375 per square foot
Property	Location	Total GLA	Sales Per Square Foot for the Twelve Months Ended (1)		Mall Occupancy		% of Total Mall NOI for the Nine Months Ended 9/30/15
			9/30/15	9/30/14	9/30/15	9/30/14
Old Hickory Mall	Jackson, TN	538,991
The Outlet Shoppes at Atlanta (3)	Woodstock, GA	380,976
The Outlet Shoppes at Oklahoma City	Oklahoma City, OK	394,246
The Outlet Shoppes of the Bluegrass (3)	Simpsonville, KY	374,683
Park Plaza	Little Rock, AR	540,166
Parkdale Mall	Beaumont, TX	1,237,418
Parkway Place	Huntsville, AL	648,260
Pearland Town Center	Pearland, TX	645,835
Post Oak Mall	College Station, TX	774,932
Richland Mall	Waco, TX	686,504
South County Center	St. Louis, MO	1,043,531
Southpark Mall	Colonial Heights, VA	672,975
Turtle Creek Mall	Hattiesburg, MS	846,104
Valley View Mall	Roanoke, VA	844,515
Westmoreland Mall	Greensburg, PA	997,947
York Galleria	York, PA	764,789
Total Tier 2 Malls		27,178,203	$352	$337	92.0%	93.6%	45.3%

TIER 3 Sales < $300 per square foot
Property	Location	Total GLA	Sales Per Square Foot for the Twelve Months Ended (1)		Mall Occupancy		% of Total Mall NOI for the Nine Months Ended 9/30/15
			9/30/15	9/30/14	9/30/15	9/30/14
Alamance Crossing	Burlington, NC	881,693
Bonita Lakes Mall	Meridian, MS	631,929
Cary Towne Center	Cary, NC	912,138
Chesterfield Mall (2)	Chesterfield, MO	1,294,083
College Square	Morristown, TN	450,398
Eastland Mall	Bloomington, IL	760,814
Fashion Square	Saginaw, MI	748,337
Foothills Mall	Maryville, TN	463,591
Hickory Point Mall	Forsyth, IL	814,177
Janesville Mall	Janesville, WI	608,706
Kentucky Oaks Mall	Paducah, KY	1,062,993
The Lakes Mall	Muskegon, MI	587,973
Mid Rivers Mall	St. Peters, MO	1,089,418
Midland Mall	Midland, MI	470,974
Monroeville Mall	Pittsburgh, PA	1,082,346
Northgate Mall	Chattanooga, TN	789,169
The Outlet Shoppes at Gettysburg	Gettysburg, PA	249,937
Randolph Mall	Asheboro, NC	380,559
Regency Mall	Racine, WI	789,368
River Ridge Mall	Lynchburg, VA	764,361
Southaven Towne Center	Southaven, MS	567,640
Stroud Mall	Stroudsburg, PA	398,251
Walnut Square	Dalton, GA	495,970

Mall Portfolio Statistics (continued)

TIER 3 Sales < $300 per square foot
Property	Location	Total GLA	Sales Per Square Foot for the Twelve Months Ended (1)		Mall Occupancy		% of Total Mall NOI for the Nine Months Ended 9/30/15
			9/30/15	9/30/14	9/30/15	9/30/14
Wausau Center (2)	Wausau, WI	423,774
WestGate Mall	Spartanburg, SC	954,086
Total Tier 3 Malls		17,672,685	$279	$266	87.9%	89.4%	18.4%

Total Mall Portfolio		64,709,280	$371	$356	91.7%	93.5%	98.3%

Lender Malls
Property	Location	Total GLA	Sales Per Square Foot for the Twelve Months Ended (1)		Mall Occupancy		% of Total Mall NOI for the Nine Months Ended 9/30/15
			9/30/15	9/30/14	9/30/15	9/30/14
Gulf Coast Town Center	Ft. Myers, FL	1,233,436
Triangle Town Center	Raleigh, NC	1,251,566
Total Lender Malls		2,485,002	N/A	N/A	N/A	N/A	1.7%

(1)	Represents same-store sales per square foot for mall tenants 10,000 square feet or less for stabilized malls.
(2)	Property is under redevelopment in 2015. Operational metrics have been excluded for Chesterfield Mall and Wausau Center, due to proposed significant repositioning.
(3)	Fremaux Town Center, The Outlet Shoppes at Atlanta and The Outlet Shoppes of the Bluegrass are non-stabilized malls and are excluded from Sales Per Square Foot.

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
For the Three Months and Nine Months Ended September 30, 2015

New and Renewal Leasing Activity of Same Small Shop Space Less Than 10,000 Square Feet

Property Type	Square Feet	Prior Gross Rent PSF	New Initial Gross Rent PSF	% Change Initial	New Average Gross Rent PSF (2)	% Change Average
Quarter:
All Property Types (1)	$460,091	$43.47	$46.63	7.3%	$48.33	11.2%
Stabilized malls	413,804	45.31	48.54	7.1%	50.34	11.1%
New leases	131,289	38.03	44.61	17.3%	47.50	24.9%
Renewal leases	282,515	48.70	50.37	3.4%	51.65	6.1%

Year-to-Date:
All Property Types (1)	$1,502,379	$42.78	$45.62	6.6%	$47.20	10.3%
Stabilized malls	1,366,088	44.50	47.37	6.4%	49.04	10.2%
New leases	342,476	40.66	49.77	22.4%	52.84	30.0%
Renewal leases	1,023,612	45.78	46.57	1.7%	47.77	4.3%

		Average Annual Base Rents Per Square Foot (3) By Property Type For Small Shop Space Less Than 10,000 Square Feet:
Total Leasing Activity:

	Square Feet		As of September 30,
Quarter:			2015	2014
Operating portfolio:		Same-center stabilized malls	$31.04	$30.61
New leases	450,982	Stabilized malls	30.93	30.74
Renewal leases	793,329	Non-stabilized malls (4)	25.53	25.25
Development portfolio:		Associated centers	13.32	12.87
New leases	31,409	Community centers	15.65	16.09
Total leased	1,275,720	Office buildings	19.45	19.38

Year-to-Date:
Operating Portfolio:
New leases	1,156,666
Renewal leases	2,018,121
Development Portfolio:
New leases	310,027
Total leased	3,484,814

(1)	Includes stabilized malls, associated centers, community centers and other.

(2)	Average gross rent does not incorporate allowable future increases for recoverable common area expenses.

(3)	Average annual base rents per square foot are based on contractual rents in effect as of September 30, 2015, including the impact of any rent concessions.

(4)
Includes Fremaux Town Center, The Outlet Shoppes of the Bluegrass and The Outlet Shoppes at Atlanta as of September 30, 2015 and The Outlet Shoppes of the Bluegrass, The Outlet Shoppes at Atlanta and The Outlet Shoppes at Oklahoma City as of September 30, 2014.

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
For the Three Months and Nine Months Ended September 30, 2015

New and Renewal Leasing Activity of Same Small Shop Space Less Than 10,000 Square Feet
For the Nine Months Ended September 30, 2015 Based on Commencement Date

	Number of Leases	Square Feet	Term (in years)	Initial Rent PSF	Average Rent PSF	Expiring Rent PSF	Initial Rent Spread		Average Rent Spread
Commencement 2015:
New	196	536,982	8.57	$46.61	$49.45	$37.27	$9.34	25.1%	$12.18	32.7%
Renewal	548	1,485,827	3.92	41.48	42.57	40.27	1.21	3.0%	2.30	5.7%
Commencement 2015 Total	744	2,022,809	5.14	$42.84	$44.39	$39.48	$3.36	8.5%	$4.91	12.4%

Commencement 2016:
New	21	54,796	8.95	$60.68	$63.51	$51.54	$9.14	17.7%	$11.97	23.2%
Renewal	136	369,277	3.88	45.04	46.00	42.93	2.11	4.9%	3.07	7.2%
Commencement 2016 Total	157	424,073	4.56	$47.06	$48.26	$44.04	$3.02	6.9%	$4.22	9.6%

Total 2015/2016	901	2,446,882	5.04	$43.57	$45.06	$40.27	$3.30	8.2%	$4.79	11.9%

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
As of September 30, 2015

Top 25 Tenants Based On Percentage Of Total Annual Revenues

	Tenant	Number of Stores	Square Feet	Percentage of Total Annualized Revenues
1	L Brands, Inc (1)	162	851,973	3.34%
2	Signet Jewelers Limited (2)	217	322,912	2.84%
4	Ascena Retail Group, Inc. (3)	213	1,078,683	2.64%
3	Foot Locker, Inc.	135	580,110	2.30%
5	AE Outfitters Retail Company	80	493,051	1.99%
6	Dick's Sporting Goods, Inc. (4)	27	1,479,353	1.70%
7	The Gap, Inc.	67	749,382	1.68%
8	Genesco Inc. (5)	191	304,703	1.67%
9	Luxottica Group, S.P.A. (6)	120	266,372	1.23%
10	JC Penney Company, Inc. (7)	62	7,018,814	1.23%
11	Abercrombie & Fitch, Co.	53	358,613	1.18%
12	Express Fashions	43	352,510	1.18%
13	Forever 21 Retail, Inc.	24	449,486	1.14%
14	Finish Line, Inc.	61	315,906	1.13%
15	Charlotte Russe Holding, Inc.	53	343,659	1.06%
16	The Buckle, Inc.	51	261,935	1.04%
17	Aeropostale, Inc.	69	262,303	1.03%
18	Best Buy Co., Inc. (8)	63	548,312	1.01%
19	New York & Company, Inc.	42	281,919	0.81%
20	Claire's Stores, Inc.	111	138,847	0.81%
21	Barnes & Noble Inc.	20	604,028	0.79%
22	The Children's Place Retail Stores, Inc.	61	265,624	0.78%
23	Shoe Show, Inc.	51	630,150	0.78%
24	Cinemark	10	524,772	0.76%
25	The Bon-Ton Stores, Inc. (9)	21	2,263,002	0.68%
		2,007	20,746,419	34.80%

(1)	L Brands, Inc operates Victoria's Secret, PINK and Bath & Body Works.
(2)
Signet Jewelers Limited operates Kay Jewelers, Marks & Morgan, JB Robinson, Shaw's Jewelers, Osterman's Jewelers, LeRoy's Jewelers, Jared Jewelers, Belden Jewelers, Ultra Diamonds and Rogers Jewelers. In 2014, Signet Jewelers acquired Zale Corporation which operates Zale, Peoples and Piercing Pagoda.

(3)	Ascena Retail Group, Inc. operates Justice, Dressbarn, Maurices, Lane Bryant and Catherines. In September 2015, Ascena acquired Ann Inc. which operates Ann Taylor, LOFT, and Lou & Grey.
(4)	Dick's Sporting Goods, Inc. operates Dick's Sporting Goods, Golf Galaxy and Field & Stream stores.
(5)	Genesco Inc. operates Journey's, Underground by Journeys, Hat World, Lids, Hat Zone, and Cap Factory stores.
(6)	Luxottica Group, S.P.A. operates Lenscrafters, Sunglass Hut, and Pearle Vision.
(7)
JC Penney Co., Inc. owns 31 of these stores. The above chart includes two stores that were closed as of September 30, 2015 but where JC Penney remains obligated for rent under the terms of the respective leases.

(8)	Best Buy Co., Inc. operates Best Buy and Best Buy Mobile.
(9)	The Bon-Ton Stores, Inc. operates Bon-Ton, Bergner's, Boston Store, Carson's, Elder-Beerman, Herberger's and Younkers. The Bon-Ton Stores, Inc. owns 9 of these stores.

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
For the Three Months and Nine Months Ended September 30, 2015

Capital Expenditures
(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Tenant allowances (1)	$17,685	$10,275	$49,725	$34,054

Renovations (2)	11,227	6,130	23,273	15,441

Deferred maintenance: (3)
Parking lot and parking lot lighting	10,689	17,325	18,136	23,263
Roof repairs and replacements	545	1,904	2,654	3,086
Other capital expenditures	4,610	4,351	6,769	6,238
Total deferred maintenance expenditures	15,844	23,580	27,559	32,587

Total capital expenditures	$44,756	$39,985	$100,557	$82,082

(1)	Tenant allowances, sometimes made to third-generation tenants, are recovered through minimum rents from the tenants over the term of the lease.
(2)
Renovation capital expenditures for remodelings and upgrades to enhance our competitive position in the market area. A portion of these expenditures covering items such as new floor coverings, painting, lighting and new seating areas are also recovered through tenant billings. The costs of other items such as new entrances, new ceilings and skylights are not recovered from tenants. We estimate that 30% of our renovation expenditures are recoverable from our tenants over a ten to fifteen year period.

(3)
The capital expenditures incurred for maintenance such as parking lot repairs, parking lot lighting and roofs are classified as deferred maintenance expenditures. These expenditures are billed to tenants as common area maintenance expense and the majority is recovered over a five to fifteen year period.

Deferred Leasing Costs Capitalized
(In thousands)

	2015	2014
Quarter ended:
March 31,	$695	$773
June 30,	284	807
September 30,	806	770
December 31,		913
	$1,785	$3,263

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
As of September 30, 2015
Properties Opened During the Nine Months Ended September 30, 2015
(Dollars in thousands)

				CBL's Share of
Property	Location	CBL Ownership Interest	Total Project Square Feet	Total Cost (1)	Cost to Date (2)	Opening Date	Initial Unleveraged Yield
Community Center:
Parkway Plaza	Fort Oglethorpe, GA	100%	134,050	$17,325	$16,156	March-15	9.0%

Mall/Outlet Center Expansions:
Mid Rivers Mall - Planet Fitness	St Peters, MO	100%	13,068	2,576	2,586	May-15	13.8%
The Outlet Shoppes at Atlanta - Parcel Development	Woodstock, GA	75%	9,600	2,657	2,714	May-15	9.3%
			22,668	5,233	5,300

Community Center Expansions:
Hammock Landing - Academy Sports	West Melbourne, FL	50%	63,092	4,952	3,350	March-15	8.6%
Statesboro Crossing - Phase II (ULTA)	Statesboro, GA	50%	10,000	1,246	885	September-15	8.1%
			73,092	6,198	4,235

Mall Redevelopments:
Hickory Point Mall - JCP Redevelopment (Hobby Lobby)	Forsyth, IL	100%	60,000	2,764	2,224	July-15	10.7%
Janesville Mall - JCP Redevelopment (Dick's Sporting Goods / ULTA)	Janesville, WI	100%	149,522	11,091	8,511	September-15	8.4%
Meridian Mall - Gordmans	Lansing, MI	100%	50,000	7,193	5,438	July-15	10.3%
Northgate Mall - Streetscape/ULTA	Chattanooga, TN	100%	50,852	8,989	6,549	September-15	10.5%
			310,374	30,037	22,722

Total Properties Opened			540,184	$58,793	$48,413

Properties Under Development at September 30, 2015
(Dollars in thousands)

				CBL's Share of
Property	Location	CBL Ownership Interest	Total Project Square Feet	Total Cost (1)	Cost to Date (2)	Expected Opening Date	Initial Unleveraged Yield
Community Center:
Ambassador Town Center	Lafayette, LA	65%	438,230	$39,847	$21,114	Spring-16	8.8%

Mall/Outlet Center Expansions:
Fremaux Town Center - Phase II	Slidell, LA	65%	281,032	24,684	17,960	October-15	9.7%
High Pointe Commons - Petco	Harrisburg, PA	100%	12,885	2,025	30	Spring-16	10.5%
Kirkwood Mall-Self Development (Panera Bread, Verizon, Caribou Coffee)	Bismarck, ND	100%	12,500	3,820	3,893	Fall-15/ Spring-16	10.5%
The Outlet Shoppes at Atlanta - Phase II	Woodstock, GA	75%	32,944	4,174	2,498	Fall-15	13.9%
The Outlet Shoppes of the Bluegrass - Phase II	Simpsonville, KY	65%	53,378	7,671	5,126	Fall-15	11.0%
Sunrise Mall - Dick's Sporting Goods	Brownsville, TX	100%	50,000	8,278	4,198	October-15	8.8%
			442,739	50,652	33,705

Mall Redevelopments:
Brookfield Square - Sears Redevelopment (Blackfin Ameripub, Jason's Deli)	Brookfield, WI	100%	21,814	7,700	5,978	Fall-15	8.0%
CoolSprings Galleria - Sears Redevelopment (American Girl, Cheesecake Factory)	Nashville, TN	50%	182,163	33,199	21,499	May-15/Summer-16	7.0%
Northpark Mall - (Dunham's Sports)	Joplin, MO	100%	80,524	3,362	628	Summer-16	9.5%
Oak Park Mall - Self Development	Overland Park, KS	50%	6,735	1,207	42	Summer-16	8.2%
Randolph Mall - JCP Redevelopment (Ross/ULTA)	Asheboro, NC	100%	33,796	4,372	155	Summer-16	7.8%
Regency Square - Sears (Dunham's Sports)	Racine, WI	100%	89,119	3,404	2,330	Fall-15	9.0%
			414,151	53,244	30,632

Total Properties Under Development			1,295,120	$143,743	$85,451

(1)	Total Cost is presented net of reimbursements to be received.
(2)	Cost to Date does not reflect reimbursements until they are received.